Exhibit 99.1

ESSEX RENTAL CORP. ANNOUNCES ADDITIONAL REDUCTIONS IN OPERATING EXPENSES

BUFFALO GROVE, Ill.--(BUSINESS WIRE) -- Essex Rental Corp. (Nasdaq: ESSX) ("Essex" or the "Company") today announced a reduction in force to align operating expenses with business conditions. The number of employees was reduced by approximately 8% and the reduction is expected to result in over $1.7 million of annual cost savings. These savings, in addition to the previously announced corporate governance changes, will result in total annualized savings of approximately $2.2 million.

Nick Matthews, Essex's Chief Executive Officer, stated, "We made the difficult decision to eliminate a number of positions within the Company in order to help reduce expenses and improve profitability. We continue to believe that our business is in the midst of a gradual improvement, and while these decisions are never easy, I am confident the reductions were necessary and in the best interests of all stakeholders."

The Company expects to record total charges related to these actions of approximately $0.1 million during the third quarter of 2015. These charges consist primarily of termination benefits, including severance, which are expected to be settled in cash.

About Essex Rental Corp.

Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Forward Looking Statements
Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding expected cost savings, strategic initiatives and operating plans pursued by Essex. These statements also include statements of Essex's intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

Exhibit 99.1

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com